UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2017 (July 20, 2017)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001‑12669 (Commission File Number)	57‑0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277‑2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

South State Corporation (“SSB” or the “Company”) has appointed and named L. Andrew “Andy” Westbrook,  the Chief Risk Officer (“CRO”).  This change in responsibility became effective July 20, 2017.  Prior to his appointment as CRO, Mr. Westbrook had served as director of risk management since 2014, and previously served as a regional president following the merger between South State Corporation and Peoples Bancorporation in 2012.  Over the past three years and under his leadership,  Mr. Westbrook has established a risk management program that has the Company well-positioned for the future.

Renee R. Brooks will continue to serve as Chief Administrative Officer (“CAO”) and Senior Executive Vice President.  Her knowledge of the many functions within our financial institution and leadership role in the Company will allow her to continue to support Mr. Westbrook in his responsibilities as CRO.

Information regarding Ms. Brooks, including their business experience and relationships with the Company, has been previously reported in the Company’s proxy statement filed March 6, 2017, and in the Company’s Annual Report on Form 10‑K filed on February 24, 2017, and such information is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release announcing Mr. Westbrook’s appointment as CRO of South State Corporation, dated July 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date:	July 26, 2017	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release announcing Mr. Westbrook’s appointment as CRO of South State Corporation, dated July 26, 2017.